Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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BLUE SAFARI GROUP ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the Extraordinary General Meeting virtually, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend:
www.cstproxy.com/bluesafarigroup/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

BLUE SAFARI GROUP ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Naphat Sirimongkolkasem (the “Proxy”) as the proxy, with full power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “Extraordinary General Meeting”) of shareholders of Blue Safari Group Acquisition Corp. (“BSGA”) to be held on , 2023 at 9:00 a.m., Eastern Standard Time at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, or via live webcast at **https://www.cstproxy.com/bluesafarigroup/2023**, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of BLUE SAFARI GROUP ACQUISITION CORP.

To view the Proxy Statement and to attend the Extraordinary General Meeting, please go to: https:// www.cstproxy.com/bluesafarigroup/2023

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

Please mark your votes like this **X**

(1) Proposal No. 1—The Business Combination Proposal — to consider and vote upon a proposal to approve the amended and restated agreement and plan of merger dated December 15, 2021 (as it may be amended and/or restated from time to time, the "Merger Agreement"), by and among Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("BTG"), Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Bitdeer"), BSGA, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG ("BSGA Merger Sub 1"), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG ("BSGA Merger Sub 2"), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG ("Bitdeer Merger Sub") and Blue Safari Mini Corp. ("BSGA Sub"), copies of which are attached to the accompanying proxy statement/prospectus as Annex A-1, Annex A-2 and Annex A-3 and the transactions contemplated thereunder including (i) BSGA Merger Sub 1 merging with and into BSGA with BSGA being the surviving entity (the "First SPAC Merger", and the surviving entity, the "Initial SPAC Surviving Sub"), (ii) immediately following the First SPAC Merger, BSGA merging with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the "Second SPAC Merger", and together with the First SPAC Merger, the "Initial Mergers"), and (iii) following the Initial Mergers, Bitdeer Merger Sub merging with and into Bitdeer (the "Acquisition Merger", and together with the Initial Mergers, the "Mergers"), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG (the actions contemplated by the Merger Agreement are collectively referred to as the "Business Combination") (the "Business Combination Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) Proposal No. 2—The Initial Mergers Proposal — to consider and vote upon a proposal to approve, (1) the First SPAC Merger and the plan of merger for the First SPAC Merger (the "First Plan of Merger"), attached to the accompanying proxy statement/prospectus as Annex A-4, and the transactions contemplated thereunder, and (2) that upon the effective time of the First SPAC Merger, (i) the amended and restated memorandum and articles of association in the form attached to the First Plan of Merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-5, being adopted as the new memorandum and articles of association of BSGA (as the Initial SPAC Surviving Sub) in replacement of the existing memorandum and articles of association of BSGA, and (ii) all authorized class A ordinary shares, class B ordinary shares and preferred shares, each with no par value, of the Initial SPAC Surviving Sub be re-designated as shares of a single class each with a par value of US$1.00 and the maximum number of shares the Initial SPAC Surviving Sub is authorized to issue be decreased from 111,000,000 shares to 50,000 shares, and as a consequence, the following wording shall be inserted as a new clause 6.2 of the memorandum of association of the Initial SPAC Surviving Sub in place of the existing clause 5.1: "6.2. The Company is authorized to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00." (the "Initial Mergers Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Proposal No. 3—The Nasdaq Proposal — to consider and vote upon a proposal to approve, the issuance of securities in connection with the Business Combination in order to comply with Nasdaq Listing Rules 5635(a) and (b) (the "Nasdaq Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Proposal No. 4—The Governing Documents Proposal — to consider and vote upon a proposal (the "Governing Documents Proposal") in connection with the replacement of the current Second Amended and Restated Memorandum and Articles of Association (the "Existing BSGA Articles") with the proposed Amended and Restated Memorandum and Articles of Association of BTG (the "Amended BTG Articles").

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Proposal No. 5—The Governing Documents Proposals A to D — to consider and vote upon proposals (the "Governing Documents Proposals A to D") in connection with the approval of certain key differences between the Existing BSGA Articles and the Amended BTG Articles;

i. Governing Documents Proposal A— to authorize the effective change in authorized share capital from (i) the maximum of 111,000,000 shares that BSGA is authorized to issue, with no par value, divided into three classes of shares as follows: (a) 100,000,000 class A ordinary shares with no par value ("BSGA Class A Ordinary Shares"); (b) 10,000,000 class B ordinary shares with no par value ("BSGA Class B Ordinary Shares"); and (c) 1,000,000 preferred shares with no par value, to (ii) the share capital of BTG of US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 comprising: class A ordinary shares of a par value of US$0.0000001 each ("BTG Class A Ordinary Shares"), class V ordinary shares of a par value of US$0.0000001 each ("BTG Class V Ordinary Shares"), and undesignated shares of a par value of US$0.0000001 each, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.

FOR ☐ AGAINST ☐ ABSTAIN ☐

ii. Governing Documents Proposal B— to authorize the effective change in voting power in respect of the BSGA Class A Ordinary Shares given that, following the consummation of the Business Combination, each BTG Class A Ordinary Share will be entitled to one (1) vote per share compared with each BTG Class V Ordinary Share being entitled to ten (10) votes per share, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares.

FOR ☐ AGAINST ☐ ABSTAIN ☐

iii. Governing Documents Proposal C— to authorize the effective change in the requirement of the number of directors from (i) the minimum number of directors shall be one and there shall be no maximum number of directors to (ii) unless otherwise determined by BTG in general meeting, the number of directors shall be no less than three (3) and no more than twelve (12).

FOR ☐ AGAINST ☐ ABSTAIN ☐

iv. Governing Documents Proposal D— to authorize all other changes in connection with the effective replacement of the Existing BSGA Articles with the Amended BTG Articles effective as of the consummation of the Business Combination, including changing the name from BSGA to BTG, and removing certain provisions relating to BSGA's status as a blank check company that will no longer be applicable to BTG following consummation of the Business Combination, which changes will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares), hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) Proposal No. 6—The BTG Incentive Plan Proposal — to consider and vote upon a proposal to approve, the BTG incentive plan a form of which is attached to the accompanying proxy statement/prospectus as Annex C (the "BTG Incentive Plan Proposal"), the approval of which the BSGA Board believes is important in attracting, retaining and rewarding high caliber employees who are essential to BTG's success and in providing incentive to these individuals to promote the success of BTG; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) Proposal No. 7—The Adjournment Proposal — to consider and approve, if presented, a proposal to adjourn the Extraordinary General Meeting to a later date or dates for the purpose of soliciting additional proxies in favor of the approval of the Business Combination if, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary General Meeting to approve any of Proposals 1 through 6.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If signing as a corporation or partnership, please sign in full corporate or partnership name by authorized officer.